Exhibit 10.8

PINNACLE BANKSHARES CORPORATION

2004 INCENTIVE STOCK PLAN

FORM OF

INCENTIVE STOCK OPTION AGREEMENT

WITH TANDEM SAR

Granted <<grant date>>

This Incentive Stock Option Agreement with Tandem SAR (“Agreement”) is entered into as of <<grant date>> pursuant to the 2004 Incentive Stock Plan, as amended December 20, 2012 (the “Plan”), of Pinnacle Bankshares Corporation, a Virginia corporation (the “Company”), and evidences the grant of an Option and Tandem SAR (as defined in the Plan), and the terms, conditions and restrictions pertaining thereto, to <<name>> (the “Employee”).

1.    Award of Shares. Pursuant to the Plan, effective on <<grant date>> (the “Award Date”), the Company awarded to the Employee the right and option to purchase (the “Award”), upon the terms and conditions hereinafter set forth, all or any part of a total of <<number>> (<<number>>) shares of the Company’s Stock at the Option Price of $<<exercise price>> per share.

2.    Time and Limitations on Exercise of Option. This Option shall not be exercisable after <<expiration date>>; provided, however, that this Option may be terminated earlier as provided below. In addition and except as provided in Paragraph 7 below, this Option shall first be exercisable with respect to <<vesting schedule>>. In addition, this Option may only be exercised for whole shares of the Company’s Stock.

3.    Conditions of Exercise of Option During Employee’s Lifetime. During the Employee’s lifetime, this Option may be exercised only by the Employee, and then only if the Employee has been an employee of the Company or one or more of its Subsidiaries continuously from the Award Date to the date of exercise; provided, however, that if the Employee or the Company terminates his or her employment for any reason (including termination because of retirement or permanent and total disability), the Employee shall be entitled to exercise this Option only to the extent it was exercisable by the Employee at the date of such termination of employment, subject to any accelerated exercise provided in Paragraph 7 below, and further provided that this Option shall not be exercisable more than twelve (12) months after such termination of employment. The Board of Directors of the Company, or a committee thereof, reserves the right, however, to extend this twelve month period up to two years after the date of termination of employment (but not beyond <<expiration date>>). Notwithstanding the foregoing, the Company reserves the right to terminate and declare forfeited all or any unexercised portion of this Option held by the Employee in the event (i) his or her employment is terminated as a result of any illegal act or intentional act evidencing bad faith by the Employee toward the Company or one of its Subsidiaries or (ii) during the period this Option remains exercisable following termination of his or her employment for any reason, whether such termination was voluntary or involuntary, the Employee accepts employment with or provides services to a company or organization that, in the sole discretion of the Company, competes with the Company or any Subsidiary or affiliate of the Company.

4.    Option Nontransferable during Employee’s Lifetime; Conditions of Exercise After Employee’s Death. This Option shall not be transferable by the Employee other than by will or by the laws of descent and distribution. If the employment of the Employee terminates by death while in the employ of the Company or a Subsidiary, then this Option may be exercised at any time during the three (3) year period following the Employee’s date of death, to the extent that the Employee was entitled to exercise this Option on the date of his or her death, by the Employee’s designated beneficiary or, if none, to the Employee’s estate. In no event may this Option be exercised after the expiration date specified in Paragraph 2.

5.    Method of and Effective Date of Exercising Option. This Option may be exercised from time to time on any business day upon delivery to the Company of (a) a Notice of Exercise in the form attached to this Agreement, and (b) payment in full of the Option Price (which Option Price may be paid by the Employee in cash or in shares of Stock of the Company, or in any combination thereof, provided payment of the Option Price, in whole or in part, in shares of Stock of the Company is permitted under applicable state and federal law). No person shall acquire any rights or privileges of a stockholder of the Company with respect to any shares issuable upon such exercise until the effective date of such exercise.

6.    Stock Certificates.

(a)

Upon the Employee’s exercise of all or any portion of this Option, the Company shall issue the shares of Stock of the Company either: (i) in certificate form; or (ii) in book-entry form, registered in the name of the Employee as provided under section 6.6 of the Plan.

(b)	Any shares of Stock of the Company shall bear the following legend:

The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law. No sale, transfer, pledge, assignment or other disposition of these shares shall be valid unless such transfer (a) is made pursuant to an effective registration statement under the Securities Act and in compliance with any applicable state securities law, or (b) is exempt from the registration requirements of the Securities Act and applicable state securities laws.

7.    Acceleration of Exercise Period. Notwithstanding the exercise schedule set forth in Paragraph 2 above, the Employee may exercise all or any portion of this Option on or after a Transaction Date as defined below, provided this Option shall have been granted not less than six (6) months previously. For purposes of this paragraph, a “Transaction Date” shall mean the date on which an offeror other than the Company shall first publicly offer to acquire shares of Stock of the Company pursuant to a tender offer or exchange offer or the date of mailing of proxy materials to the stockholders of the Company with respect to a merger or other reorganization that will result in the Stock of the Company being converted into cash or securities of another entity.

8.    Tandem SAR. In connection with the grant of this Option, the Employee is also granted a Tandem SAR with this Option, which Tandem SAR may be exercisable in lieu of all or part of this Option (to the extent exercisable at the time in question). The number of shares of the Company’s Stock to which the Tandem SAR pertains shall be equal to the number of shares of the Company’s Stock subject to this Option, determined as of the date the Tandem SAR is exercised. The Tandem SAR shall have an exercise price per share equal to the Option Price per share of Stock to which it pertains. The Tandem SAR granted hereunder shall be exercisable, in whole or in part, at the same time and to the same extent as this Option. Any exercise of the Tandem SAR shall reduce the number of shares of the Company’s Stock subject to this Option by the number of shares with respect to which the Tandem SAR is exercised. Upon any exercise of the Tandem SAR, the Employee shall receive from the Company that number of shares of the Company’s Stock equal to the product determined by dividing (a) the product obtained by multiplying (i) the excess of (A) the Fair Market Value per share of the Stock on the date of exercise over (B) the Tandem SAR exercise price by (ii) the number of shares of Stock with respect to which the Tandem SAR is exercised as of the date of exercise, by (b) the Fair Market Value per share of the Stock on the date of exercise. In the event the amount determined in (a) exceeds the product of the Fair Market Value per share of the Stock on the date of exercise multiplied by the number of shares of Stock issued on the exercise of the Tandem SAR, the excess shall immediately be paid in cash to the Employee.

9.    Capital Adjustments. The number of shares of Stock of the Company covered by this Option and the Tandem SAR herein, and the Option Price and Tandem SAR exercise price thereof, will be subject to an appropriate and equitable adjustment as determined by the Committee as provided in Section 4.3 of the Plan.

10.    Prohibition Against Pledge, Attachment, etc. Except as otherwise herein provided, this Option and the Tandem SAR herein and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

11.    Administration of Plan. The Plan is administered by the Committee appointed by the Company’s Board of Directors. The Committee has the authority to construe and interpret the Plan, to make rules of general application relating to the Plan, and to amend outstanding awards pursuant to the Plan.

12.    Plan. This Option and the Tandem SAR herein are granted pursuant to the Plan and are subject to the terms thereof (including all applicable vesting, forfeiture, settlement and other provisions). A copy of the Plan has been provided to the Employee, and the Employee acknowledges receipt thereof.

13.    Investment Representations; Restrictions on Transfer under Securities Laws. The Company may require the Employee, as a condition to receipt of any Company Stock, to give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that the Employee will make no transfer of the Company Stock except (a) pursuant to an effective registration statement under the Securities Act and in compliance with any applicable state securities law, or (b) pursuant to a transaction that is exempt from the registration requirements of the Securities Act and applicable state securities law.

14.    Withholding Taxes. The Company, or any of its Subsidiaries, shall have the right to withhold any federal, state or local taxes required to be withheld by law with respect to the exercise of this Option (including exercise of the Tandem SAR herein). The Committee may require the Employee or any successor in interest to pay or reimburse the Company, or any of its Subsidiaries, for any such taxes required to be withheld by the Company, or any of its Subsidiaries, and to withhold any distribution in whole or in part until the Company, or any of its Subsidiaries, is so paid or reimbursed. In lieu thereof, the Company, or any of its Subsidiaries, shall have the right to withhold from any other cash amounts due to or to become due from the Company, or any of its Subsidiaries, to or with respect to the Employee an amount equal to such taxes required to be withheld by the Company, or any of its Subsidiaries, to pay or reimburse the Company, or any of its Subsidiaries, for any such taxes or to retain and withhold a number of shares of the Company’s Stock having a Fair Market Value not less than the amount required to be withheld and cancel any such shares so withheld in order to pay or reimburse the Company, or any of its Subsidiaries, for any such taxes. The Employee or any successor in interest is authorized to deliver shares of the Company’s Stock in satisfaction of minimum statutorily required tax withholding obligations (whether or not such shares have been held for more than six months and including shares previously acquired pursuant to this Award if the restrictions thereon have lapsed).

15.    Incentive Stock Option. This Option is intended to qualify as an incentive stock option (an ISO as defined in the Plan) within the meaning of Section 422(b) of the Code, and the provisions hereof shall be construed consistent with that intent. If this Option fails or ceases to qualify as an incentive stock option within the meaning of Section 422(b) of the Code, it shall continue in effect as a Non-qualified Stock Option.

16.    Construction and Capitalized Terms. This Agreement shall be administered, interpreted and construed in accordance with the applicable provisions of the Plan. Capitalized terms in this Agreement have the meaning assigned to them in the Plan, unless this Agreement provides, or the context requires, otherwise.

17.    Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia.

18.    Successors. This Agreement shall be binding upon and inure to the benefit of the successors, assigns, heirs and legal representatives of the respective parties.

19.    Entire Agreement. This Agreement contains the entire understanding of the parties and shall not be modified or amended except in writing signed by the parties.

20.    Severability. The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

To evidence their agreement to the terms, conditions and restrictions hereof, the Company and the Employee have signed this Agreement as of the date first above written.

PINNACLE BANKSHARES CORPORATION

By
Aubrey H. Hall, III “Todd” Its President & CEO

EMPLOYEE

<<name>>

PINNACLE BANKSHARES CORPORATION

2004 INCENTIVE STOCK PLAN

INCENTIVE STOCK OPTION AGREEMENT

WITH TANDEM SAR

NOTICE OF EXERCISE

[    ] Option Exercise

I, <<name>> hereby exercise the Option granted to me as of <<grant date>> and elect to purchase                      (Number) shares of the Stock of Pinnacle Bankshares Corporation at the Option Price of $             per share. I am enclosing a check made payable to the Company for $                 and/or                  shares of the Stock of the Company as payment in full for the shares of Stock of the Company to be acquired upon exercise of this Option.

[    ] Tandem SAR Exercise

I, <<name>> hereby exercise the Tandem SAR granted to me as of <<grant date>> with respect to                      (Number) shares of the Stock of Pinnacle Bankshares Corporation covered by the Tandem SAR.

Tax Withholding Select one of the following methods for payment of withholding taxes and fees generated by the exercise of the Option or Tandem SAR.

[    ] Cash                      I am remitting payment to the Company for the full amount due for withholding taxes.

[    ] Common Stock    I am remitting Stock for the full amount due for withholding taxes.

[    ] Not Applicable    This transaction is an ISO exercise.

General

I agree to provide the Company with such other documents and representations as it deems appropriate in order for me to exercise this Option and/or Tandem SAR.

Date:
<<name>>